EXHIBIT 24

                                POWER OF ATTORNEY

    We, the undersigned officers and directors of Ionics, Incorporated (the "Company"), hereby severally constitute Arthur L. Goldstein and Stephen Korn, and each of them, to sign for us, and in our names in the capacities indicated below, the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1999, and any and all amendments to such Annual Report, hereby ratifying and confirming our signatures as they may be signed by our attorneys to such Annual Report and any and all amendments thereto.

    Witness our hands on the respective dates set forth below.

     Signature                      Title                        Date

/s/Douglas R. Brown                 Director                 March 29, 2000
Douglas R. Brown

/s/William L. Brown                 Director                 March 29, 2000
William L. Brown

/s/Arnaud de Vitry d'Avaucourt      Director                 March 29, 2000
Arnaud de Vitry d'Avaucourt

/s/Kathleen F. Feldstein            Director                 March 29, 2000
Kathleen F. Feldstein

/s/Arthur L. Goldstein              Chairman of the Board    March 29, 2000
Arthur L. Goldstein                 of Directors, Chief
                                    Executive Officer and
                                    President (Principal
                                    Executive Officer)

/s/William E. Katz                  Director                 March 29, 2000
William E. Katz

/s/John J. Shields                  Director                 March 29, 2000
John J. Shields

/s/Carl S. Sloane                   Director                 March 29, 2000
Carl S. Sloane

/s/Daniel I.C. Wang                 Director                 March 29, 2000
Daniel I.C. Wang

/s/Mark S. Wrighton                 Director                 March 29, 2000
Mark S. Wrighton

/s/Allen S. Wyett                   Director                 March 29, 2000
Allen S. Wyett